Exhibit 99.1

Edgewell Personal Care Begins Operating as an Independent, Publicly Traded Company

Energizer Holdings Inc. Completes Spin-off of its Household Products Division and Changes Name to

Edgewell Personal Care Company

ST. LOUIS, July 1, 2015 – Edgewell Personal Care Company (NYSE: EPC)(“Edgewell”) today announced it has begun operating as a standalone business following the completion of the previously announced separation of Energizer’s Household Products and Personal Care businesses. Starting today, July 1, 2015, Edgewell will begin “regular-way” trading on the New York Stock Exchange (“NYSE”) under the ticker symbol “EPC.”

“This is a historic day for Edgewell. The completion of the separation provides us with the opportunity to focus on our core strengths across all business units,” said David Hatfield, Chief Executive Officer, Edgewell. “We are excited about Edgewell’s prospects, as we leverage our strong brands and build upon leading positions across various categories. As a company now solely dedicated to Personal Care, we will focus on accelerating top line growth, and increasing our emphasis on insight, innovation, and agility. Backed by our experienced and passionate Edgewell colleagues, I am confident that we will position our business for long-term success, and continue to deliver enhanced value for shareholders.”

Edgewell is a leading pure-play consumer products company with an attractive, diversified portfolio of established brand names such as Schick® and Wilkinson Sword® men’s and women’s shaving systems and disposable razors in wet shave; Edge® and Skintimate® shave preparations; Playtex®, Stayfree®, Carefree® and o.b.® feminine care products; Banana Boat® and Hawaiian Tropic® sun care products; Playtex® infant feeding, Diaper Genie® and gloves; and Wet Ones® moist wipes. The Company has a broad global footprint and operates in more than 50 markets, including the U.S., Canada, Mexico, Germany, Japan and Australia, with 6,000 employees worldwide.

Under the terms of the spin-off of the Household Products business, Edgewell common stockholders of record as of the close of business on June 16, 2015, the record date for the distribution, received one share in Energizer Holdings, Inc. (“Energizer”), the new Household Products company, for each share of Edgewell common stock. Edgewell completed the distribution of Energizer common stock to its shareholders today, July 1, 2015, the distribution date. The distribution of Energizer shares was made in book-entry form and no action or payment by Edgewell shareholders was required to receive Energizer shares. No physical share certificates of Energizer were issued.

In connection with the listing of its shares of common stock on the NYSE, members of Edgewell’s management team will ring the Closing Bell at 4:00 p.m. ET tomorrow at the NYSE to celebrate the commencement of trading.

About Edgewell Personal Care

Edgewell Personal Care manufactures and markets a diversified range of personal care products in the wet shave, skin care, feminine care and infant care categories with well-established brand names such as Schick® and Wilkinson Sword® men’s and women’s shaving systems and disposable razors; Edge® and Skintimate® shave preparations; Playtex®, Stayfree®, Carefree® and o.b.® feminine care products; Banana Boat® and Hawaiian Tropic® sun care products; Playtex® infant feeding, Diaper Genie® and gloves; and Wet Ones® moist wipes.

Cautionary Statement on Forward-Looking Language

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact should be considered to be forward-looking statements. Any such forward looking statements are made based on information currently known and are subject to various risks and uncertainties, including those contained in Edgewell’s filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended September 30, 2014 and its quarterly reports on Form 10-Q for the quarters ended December 31, 2014 and March 31, 2015. Edgewell does not assume any obligation to update or revise any forward-looking statements to reflect new events or circumstances.

Contact

Chris Gough

Vice President, Investor Relations

(203) 944-5706